[Letterhead of Sutherland Asbill & Brennan LLP]


                                December 21, 1999

Life Investors Insurance Company of America
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499

                  Re:      Life Investors Variable Life Account A

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the initial filing of the Form S-6 registration statement for Life Investors Variable Life Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By: /s/ STEPHEN E. ROTH
                                               --------------------------------
                                               Stephen E. Roth, Esq.